FOR IMMEDIATE RELEASE
Federal Signal Expects Profit for First Quarter
Oak Brook, Ill., April 13, 2009 — Federal Signal Corporation (NYSE: FSS), a leader in advancing security and well-being, today announced preliminary results for the first quarter of 2009. Federal Signal expects to report first quarter earnings from continuing operations in the range of $0.01 to $0.03 per share. The Company had indicated on February 26, 2009, that it expected a loss in the first quarter.
William H. Osborne, president and chief executive officer, said, “Our team’s commitment has helped Federal Signal generate a first quarter profit despite the difficult economic environment. Costs associated with the hearing loss litigation were lower than expected, and we reduced the fixed cost structure at many of our businesses. We are well on our way to achieving our cost-cutting targets.”
The Company will discuss quarterly results at its first quarter 2009 earnings conference call scheduled for May 1, 2009.
About Federal Signal
Federal Signal Corporation (NYSE: FSS) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.
Forward-Looking Language
This news release may contain words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate” and “objective” or the negative thereof or similar terminology concerning Federal Signal’s future financial performance, business strategy, plans, goals and objectives. These expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Federal Signal’s possible or assumed future performance or results of operations and are not guarantees. While these statements are based on assumptions and judgments that management has made in light of industry experience as well as perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances, they are subject to risks, uncertainties and other factors that may cause Federal Signal’s actual results, performance or achievements to be materially different from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission (“SEC”).
The financial information set forth in this news release is unaudited and reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Federal Signal’s first quarter 2009 earnings report on May 1, 2009 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which the Company expects to file in May 2009. Federal Signal undertakes no obligation to update forward-looking statements.
Important Information
While Federal Signal does not believe that this communication constitutes solicitation material in respect of Federal Signal’s solicitation of proxies in connection with its 2009 Annual Meeting of Stockholders, this communication may be deemed to be solicitation material. In connection with the solicitation of proxies, on March 30, 2009 Federal Signal filed with the SEC and on March 31, 2009 mailed to stockholders, a definitive proxy statement and a WHITE proxy card for its 2009 annual meeting of stockholders. Stockholders may obtain Federal Signal’s proxy statement, a WHITE proxy card and any amendments or supplements and other documents for free by contacting Innisfree M&A Incorporated toll-free at (877) 800-5186.
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Contact:
William G. Barker III
Senior Vice President & Chief Financial Officer
630-954-2000
wbarker@federalsignal.com